Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lumax Acquisition Corporation.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated July 12, 2007 on the financial statements of Lumax Acquisition Corporation for the period from May 29, 2007 (inception) to June 21, 2007, which appears in such Prospectus.  We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

July 12, 2007